UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2007
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11887 (Commission File Number)	84-0800747 (I.R.S. Employer Identification No.)
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)
(303) 278-8464
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 25, 2007, Canyon Resources Corporation, a Delaware corporation, issued a news release announcing that it had closed a private placement of warrants exercisable for the Company’s common stock, $0.01 par value per share, for aggregate gross proceeds of $4.95 million.
     Kuhns Brothers, Inc. acted as the Company’s broker in the private placement. Kuhns Brothers, Inc. is an investment firm that provides its clients with investment banking, research, portfolio management, and venture capital services. Kuhns Brothers, or its affiliates, are a licensed broker/dealer and a member of the National Association of Securities Dealers, Inc., and a registered investment advisor.
     A copy of the news release is filed as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Canyon Resources Corporation news release PR07-13 dated May 25, 2007
Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.
     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: May 25, 2007	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Canyon Resources Corporation news release PR07-13 dated May 25, 2007